Exhibit 99.2

Icahn Enterprises Completes Acquisition of Federal-Mogul

NEW YORK, NY– January 23, 2017 – Federal-Mogul Holdings Corporation (“Federal-Mogul”; NASDAQ: FDML) and Icahn Enterprises L.P. (“Icahn Enterprises”; NASDAQ: IEP) today announced that Icahn Enterprises has closed its acquisition of Federal-Mogul in an all-cash transaction for $10.00 per share. As a result of the completion of the merger, the common stock of Federal-Mogul will no longer be listed for trading on the NASDAQ Global Select Market or any other exchange.

Federal-Mogul will continue to operate through its separate Powertrain and Motorparts segments, each with its own Chief Executive Officer reporting to the board of directors of Federal-Mogul. Upon completion of the merger transaction, Federal-Mogul is now a wholly owned subsidiary of Icahn Enterprises, but will not merge or be combined with any other operating subsidiary of Icahn Enterprises. Federal-Mogul will continue to be governed by a board of directors and audit committee including independent directors and will continue to prepare separate, audited financial statements, which will be reflected in Icahn Enterprises’ financial results.

About Federal-Mogul

Federal-Mogul Holdings Corporation (NASDAQ: FDML) is a leading global supplier of products and services to the world’s manufacturers and servicers of vehicles and equipment in the automotive, light, medium and heavy-duty commercial, marine, rail, aerospace, power generation and industrial markets. Federal Mogul’s products and services enable improved fuel economy, reduced emissions and enhanced vehicle safety.

Federal-Mogul operates two independent business divisions, each with a chief executive officer reporting to Federal-Mogul’s Board of Directors.

Federal-Mogul Powertrain designs and manufactures original equipment powertrain components and systems protection products for automotive, heavy-duty, industrial and transport applications.

Federal-Mogul Motorparts sells and distributes a broad portfolio of products through more than 20 of the world’s most recognized brands in the global vehicle aftermarket, while also serving original equipment vehicle manufacturers with products including braking, wipers and a range of chassis components. The company’s aftermarket brands include ANCO® wipers; Beck/Arnley® premium OE quality parts and fluids; BERU®* ignition systems; Champion® lighting, spark plugs, wipers and filters; Interfil® filters; AE®, Fel-Pro®, FP Diesel®, Goetze®, Glyco®, Nüral®, Payen® and Sealed Power® engine products; MOOG® chassis components; and Ferodo®, Jurid® and Wagner® brake products and lighting.

Federal-Mogul was founded in Detroit in 1899 and maintains its worldwide headquarters in Southfield, Michigan. The Company employs nearly 50,000 people in 34 countries. For more information, please visit www.federalmogul.com.

*	BERU is a registered trademark of BorgWarner Ludwigsburg GmbH

About Icahn Enterprises L.P.

Icahn Enterprises L.P. (NASDAQ: IEP), a master limited partnership, is a diversified holding company engaged in ten primary business segments: Investment, Automotive, Energy, Metals, Railcar, Gaming, Mining, Food Packaging, Real Estate and Home Fashion.

Statements in this press release may contain, in addition to historical information, certain forward-looking statements. Some of these forward-looking statements may contain words like “believe,” “may,” “could,” “would,” “might,” “possible,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or they may use future dates. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. Other factors may cause Federal-Mogul’s actual results to differ materially from those expressed or implied in the forward-looking statements and such factors are discussed in Icahn Enterprises’ and Federal-Mogul’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the “Risk Factors” sections of their Annual Reports on Form 10-K for the year ended December 31, 2015 and subsequent quarterly reports on Form 10-Q, as well as the Tender Offer Statement on Schedule TO/Schedule 13E-3 filed by Icahn Enterprises with the SEC and the Solicitation/Recommendation Statement and Schedule 13E-3 filed by Federal-Mogul with the SEC. Icahn Enterprises and its affiliates do not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

The forward-looking statements included in this announcement are made as of the date hereof. Icahn Enterprises is not under any obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise, except as otherwise may be required by the federal securities laws.